                                                                  EXHIBIT 99(c)





                                 BITSTREAM INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                  (UNAUDITED)





                                                                                  BITSTREAM INC.  ARCHETYPE, INC.   PRO FORMA
                                                                                     12/31/96        12/31/96      ADJUSTMENTS
                                                                                  -------------     ----------    -----------
                                     ASSETS
Current assets:
      Cash and cash equivalents                                                   $  11,718,000     $  115,000    $(3,058,000)A
      Accounts receivable, net of allowance for doubtful accounts                     1,557,000        474,000              -
      Current portion of long-term accounts receivable and extended
            plan accounts receivable, net of Allowance for doubtful accounts          1,667,000              -              -
      Deferred income taxes                                                             868,000              -              -
      Other current assets                                                              434,000         85,000              -
                                                                                  -------------     ----------    -----------
                      Total current assets:                                          16,239,000        674,000     (3,058,000)
                                                                                  -------------     ----------    -----------

Property and equipment, net:                                                            924,000        231,000              -
                                                                                  -------------     ----------    -----------
Other assets:
      Long-term accounts receivable, net of current portion                             123,000              -              -
      Goodwill                                                                                -              -      1,712,000B
      Other assets                                                                      191,000         20,000              -
                                                                                  -------------     ----------    -----------
                                                                                        314,000         20,000      1,712,000
                                                                                  -------------     ----------    -----------
                      Total assets:                                               $  17,477,000     $  925,000    $(1,346,000)
                                                                                  =============     ==========    ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Current maturities of capital lease obligations                              $      36,000     $    5,000    $         -
     Accounts payable                                                                   513,000        223,000              -
     Accrued expenses                                                                 1,470,000        453,000        155,000C
     Deferred revenue                                                                         -        450,000              -
     Loans payable to stockholders                                                            -              -              -
     Notes payable to stockholders                                                            -        899,000       (899,000)D
                                                                                  -------------     ----------    -----------
                      Total current liabilities:                                      2,019,000      2,030,000       (744,000)
                                                                                  -------------     ----------    -----------
Capital lease obligations, less current maturities:                                      79,000          2,000         (2,000)
                                                                                  -------------     ----------    -----------
Other long-term liabilities:                                                             20,000              -              -
                                                                                  -------------     ----------    -----------

Stockholders' equity (deficit):
      Common stock                                                                       59,000              -          5,000E
      Additional paid-in capital                                                     26,637,000      1,712,000      1,187,000E
      Accumulated deficit                                                           (11,293,000)    (2,766,000)    (1,845,000)F
      Treasury Stock                                                                          -        (53,000)        53,000E
      Cumulative translation adjustment                                                 (44,000)             -              -
                                                                                  -------------     ----------    -----------
                      Total stockholders' equity (deficit):                          15,359,000     (1,107,000)      (600,000)
                                                                                  -------------     ----------    -----------
                      Total liabilities and stockholder's equity (deficit):       $  17,477,000     $  925,000    $(1,346,000)
                                                                                  =============     ==========    ===========






                                                                                             PRO FORMA
                                                                                             COMBINED
                                                                                          ------------
                                     ASSETS
Current assets:
      Cash and cash equivalents                                                           $  8,775,000
      Accounts receivable, net of allowance for doubtful accounts                            2,026,000
      Current portion of long-term accounts receivable and extended
            plan accounts receivable, net of allowance for doubtful accounts                 1,667,000
      Deferred income taxes                                                                    868,000
      Other current assets                                                                     519,000
                                                                                          ------------
                      Total current assets:                                                 13,855,000
                                                                                          ------------

Property and equipment, net:                                                                 1,155,000
                                                                                          ------------
Other assets:
      Long-term accounts receivable, net of current portion                                    123,000
      Goodwill                                                                               1,712,000
      Other assets                                                                             211,000
                                                                                          ------------
                                                                                             2,046,000
                                                                                          ------------
                      Total assets:                                                       $ 17,056,000
                                                                                          ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Current maturities of capital lease obligations                                      $     41,000
     Accounts payable                                                                          736,000
     Accrued expenses                                                                        2,078,000
     Deferred revenue                                                                          450,000
     Loans payable to stockholders                                                                   -
     Notes payable to stockholders                                                                   -
                                                                                          ------------
                      Total current liabilities:                                             3,305,000
                                                                                          ------------
Capital lease obligations, less current maturities:                                             79,002
                                                                                          ------------
Other long-term liabilities:                                                                    20,000
                                                                                          ------------

Stockholders' equity (deficit):
      Common stock                                                                              64,000
      Additional paid-in capital                                                            29,536,000
      Accumulated deficit                                                                  (15,904,000)
      Treasury Stock                                                                                 -
      Cumulative translation adjustment                                                        (44,000)
                                                                                          ------------
                      Total stockholders' equity (deficit):                                 13,652,000
                                                                                          ------------
                      Total liabilities and stockholder's equity (deficit):               $ 17,056,000
                                                                                          ============

                                 BITSTREAM INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATION

                                  (UNAUDITED)




                                                   BITSTREAM INC.     ARCHETYPE, INC.     PRO FORMA        PRO FORMA
                                                      12/31/96          12/31/96         ADJUSTMENTS G      COMBINED
                                                      --------          --------         -----------       ----------
REVENUES:
        Revenues                                    $ 10,551,000       $ 3,042,000       $      --       $ 13,593,000
        Cost of revenues                               1,858,000           404,000        (277,000) H       1,985,000
                                                    ------------       -----------       ---------       ------------
                 Gross Profit                          8,693,000         2,638,000         277,000         11,608,000
                                                    ------------       -----------       ---------       ------------

OPERATING EXPENSES:
         Marketing and selling                         4,386,000           867,000              --          5,255,000
         Research and development                      1,512,000         1,103,000              --          2,615,000
         General and administrative                    1,533,000         1,046,000         342,000 I        2,921,000
                                                    ------------       -----------       ---------       ------------
                 Total operating expenses              7,431,000         3,016,000         342,000         10,789,000
                                                    ------------       -----------       ---------       ------------
                 Operating income (loss)               1,262,000          (378,000)        (65,000)           819,000
                                                    ------------       -----------       ---------       ------------

Other income (expense), net                              (19,000)          (78,000)         74,000 J          (23,000)
                                                    ------------       -----------       ---------       ------------
Income (loss) before provision for (benefit
    from) income taxes                                 1,243,000          (456,000)          9,000            796,000
Provision for (benefit from) income taxes                (94,000)               --              --            (94,000)
                                                    ------------       -----------       ---------       ------------
                 Net income (loss)                  $  1,337,000       $  (456,000)      $   9,000       $    890,000
                                                    ============       ===========       =========       ============

Pro forma net income per common and
  common equivalent share                           $      0.27                                          $      0.15 K
                                                    ============       ===========       =========       ============

Pro forma weighted average common and
  common equivalent shares outstanding                 5,041,054                         1,025,000         6,066,054 K
                                                    ============       ===========       =========       ============

                                 BITSTREAM INC.


                     PRO FORMA COMBINED FINANCIAL STATEMENTS


                                   (Unaudited)



Overview



         On April 28, 1997, Bitstream Inc. (the "Company") acquired Archetype, Inc. ("Archetype"), a Delaware corporation primarily engaged in the business of developing and marketing server-based information management computer software for the graphic arts industry, pursuant to an Agreement and Plan of Merger, dated March 27, 1997 (the "Merger Agreement") among the Company, Archetype, and Archetype Acquisition Corporation ("A-Sub"), a newly organized wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, the acquisition was accomplished by merging (the "Merger") Archetype into A-Sub.



         In connection with the Merger, Archetype stockholders received an aggregate of approximately $1.3 million in cash and 510,000 shares of the Company's Class A Common Stock, $0.01 par value per share ("Common Stock"), in exchange for their shares of Archetype capital stock. The value of the shares of the Common Stock issued in connection with the Merger was approximately $2 million based on a weighted average market price, as determined pursuant to the terms of the Merger Agreement, of the Company's freely tradable shares. As the shares issued for the Merger are subject to selling restrictions the shares are not freely tradable. Therefore, for purposes of calculating aggregate consideration paid, the value of the shares issued was recorded at a discounted value. In addition, the Company satisfied approximately $1.6 million of obligations and indebtedness owed by Archetype, and issued options and warrants (the "Options") to purchase approximately 605,000 shares of Common Stock, in order to induce the former Archetype employees and other persons receiving such Options to become employees of, or perform certain services for the Company and/or to replace certain outstanding options and warrants issued by Archetype. Of these Options, 405,000 have an exercise price of $.90 per share and 200,000 have an exercise price of $3.94 per share.



         Out of the above described cash payments made and securities issued by the Company on the consummation of the Merger, an aggregate of $295,334 in cash, 130,382 shares of Common Stock and 35,460 Options issued to the former Archetype stockholders in connection with the Merger were deposited with a third party escrow agent to be held for up to one year to satisfy certain amounts which may be payable to the Company in connection with certain adjustments which may be made to the consideration payable under the Merger Agreement or certain claims for indemnification which may be made by the Company under the terms of the Merger Agreement.



                  The Merger was accounted for as a purchase, and accordingly, the initial purchase price and acquisition costs aggregating approximately $6.3 million has preliminarily been allocated to the assets acquired which consists of approximately $4.6 million of in-process research and development, which will be charged to operations in the second quarter, and approximately $1.7 million of intangible assets.



                  The purchase price allocations represent the fair values determined by an independent appraisal. The appraisal incorporated established valuation procedures and techniques in determining the fair value of each assets. The amount allocated to in-process research and development relates to projects that had not yet reached technological feasibility and that, until completion of the development, have no alternative future use. These projects will require substantial high risk development and testing by the Company prior to reaching technological feasibility.



Basis of Accompanying Unaudited Pro Forma Combined Financial Statements



         The following unaudited pro forma combined financial statements give effect to the Merger. The pro forma combined balance sheet of the Company and Archetype assumes the Merger was consummated on December 31, 1996. The pro forma combined statement of operations combine the historical statements of operations of the Company and Archetype for the year ended December 31, 1996 assuming the Merger was consummated January 1, 1996. The pro forma combined statement of operations does not reflect the nonrecurring charges for acquired in-process research and development and for bonuses paid to executives of Archetype. The unaudited pro forma combined statement of operations does not purport to be indicative of the results which would actually have been reported if the acquisition had been effected at those dates or which may be reported in the future. These unaudited financial statements should be read in conjunction with the accompanying notes and the respective historical financial statements and related notes contained in the Company's Report on Form 10-K for the fiscal year ended December 31, 1996 and of Archetype included in this Form 8K/A.



Notes to Pro Forma Combined Balance Sheet:



A. The pro forma adjustments of $(3,058,000) to cash and cash equivalents reflects the cash used in the Merger, including cash used for the repayment of certain obligations of Archetype and professional fees.



B. The pro forma adjustment of $1,712,000 to goodwill reflects the goodwill recorded for the Merger.



C. The pro forma adjustment of $155,000 to accrued expenses reflects the assumption by the Company of certain additional liabilities of Archetype pursuant to the Merger.



D. The pro forma adjustment of $(899,000) to notes payable to stockholders reflects the repayment of amounts due to officers and stockholders of Archetype.

E. The pro forma adjustment of $5,000 to Common Stock, $1,187,000 to additional paid-in-capital and $53,000 to treasury stock reflects the fair value of shares and options issued pursuant to the Merger and the elimination of Archetype equity accounts.



F. The pro forma adjustment of $(1,845,000) to accumulated deficit reflects a charge for the acquired research and development and the elimination of Archetype's accumulated deficit.



Notes to Pro Forma Combined Statement of Operations:



G. The pro forma adjustments do not include a nonrecurring charge of $5,112,000 related to in-process research and development acquired by the Company and bonuses paid to executives of Archetype.



H. The pro forma adjustment of $(277,000) to cost of revenues reflects a reduction of royalties related to a license agreement which was terminated upon the Merger.



I. The pro forma adjustment of $342,000 to general and administrative reflects one year of amortization of goodwill as a result of the Merger.



J. The pro forma adjustment of $74,000 to other income (expense), net, includes a $93,000 reduction of interest expense for stockholder debt which was paid down on consummation of the Merger and a reduction of interest income of $18,000 on the cash used in the Merger.



K. Pro forma combined income per common and common equivalent share and the pro forma combined weighted average common and common equivalent shares outstanding includes the shares of Common Stock of the Company and the shares issued and the dilutive effect of options issued pursuant to the Merger.


                                       -3-